Exhibit 99.1

Willdan Group, Inc. Announces Management Transitions

ANAHEIM, Calif., February 9, 2007 – Willdan Group, Inc. (NASDAQ: WLDN), a leading provider of outsourced services to small and mid-sized public agencies, today announced the following management changes:

•                  Win Westfall, 73, will retire as Chief Executive Officer and President of Willdan Group, Inc., effective February 8, 2007. Mr. Westfall will continue in an active role with the company as its Chairman of the Board of Directors.

•                  W. Tracy Lenocker, 61, was appointed as Interim Chief Executive Officer. Mr. Lenocker was a member of the company’s Board of Directors.  The Board has retained the executive search firm of Morgan Samuels to conduct a search for the position of Chief Executive Officer and is actively interviewing candidates.  Mr. Lenocker resigned from the Board in connection with his appointment as Interim Chief Executive Officer.

•                  Richard Kopecky, 66, has stepped down as President and Chief Executive Officer of the Company’s wholly owned subsidiary, Willdan, and Senior Vice President of Willdan Group, Inc. The Board intends to elevate one of several internal candidates to the position of President and CEO of the Willdan subsidiary as soon as practicable. Mr. Westfall will serve as Interim Chief Executive Officer of Willdan while a successor to Mr. Kopecky is being selected.  Mr. Kopecky will remain in the organization in an active project management role.

“The Board is committed to an orderly transition of Willdan Group’s executive and Board leadership and is particularly focused on ensuring that the business continues without interruption,” said Win Westfall, Chairman of the Board. “It has been an honor to serve as CEO of Willdan Group during this important time in our corporate development. I look forward to the opportunity to continue to be a part of the leadership of WGI as Chairman of the Board. On behalf of the Board, I would also like to thank Richard Kopecky for the many contributions he has made to Willdan over his long tenure with the Company.”

Mr. Lenocker served as a member of the Board of Directors periodically since the 1980’s and continuously since 1997. He is currently the President and principal of Civilsoft which provides civil engineering and geographic information systems (GIS) worldwide. He also founded Lenocker & Associates in 1995, which provides GIS services to public agencies. He has worked in both the public and private engineering sectors and is a registered civil engineer in California.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to small and mid-sized public agencies located primarily in California and other western states.  Willdan Group assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security.  For more information, please visit www.willdangroup.com.

Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws.  Statements in this press release that are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements.   The Company’s actual results and performance could differ materially from those anticipated in any such forward-looking statements. These statements are based upon current expectations and involve certain risks and uncertainties, including the ability to hire additional personnel, a downturn in public and private sector construction activity in California and other western states, changes in the local and regional economies of California, reductions in state and local government budgets and Willdan Group’s ability to grow and expand.  The Company’s business could be affected by a number of additional factors, including the risk factors listed from time to time in the Company’s SEC reports, including, but not limited to, the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 3, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contacts:

Mallory McCamant

Chief Financial Officer

Tel: 714-940-6327

mallory@willdangroup.com

Moira Conlon

The Abernathy MacGregor Group Inc.

Tel: 213-630-6550

MHC@abmac.com